EXHIBIT 1



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                                POWER OF ATTORNEY

      We, the undersigned officers and Trustees of Precious Metals and Equity Trust, hereby severally constitute David W.C. Putnam, David Y. Williams, and Peter K. Blume, and each of them singly, our true and lawful attorneys, with full power to them and each of them singly to sign for us, and in our names and in the capacity mentioned below, any and all Registration Statements and/or Amendments to the Registration Statements, filed with the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys to any and all amendments to said Registration Statement, and all additional Registration Statements and Amendments thereto.

      Witness our hands and common seal on the dates set forth below.*


Signature                     Title                         Date

DAVID W.C. PUTNAM
____________________________  Chairman and Trustee          June 14, 1996
David W.C. Putnam

J. STEPHEN PUTNAM
____________________________  Treasurer (Principle          June 14, 1996
J. Stephen Putnam             Financial Officer)

SPENCER H. LEMENAGER
____________________________  Secretary and Trustee         June 14, 1996
Spencer H. LeMenager

MAURICE DONAHUE
____________________________  Trustee                       June 14, 1996
Maurice Donahue

DAVID Y. WILLIAMS
____________________________  President and Trustee         June 14, 1996
David Y. Williams



  * This Power of Attorney may be executed in several counterparts, each of which shall be regarded as an original and all of which taken together shall constitute one and the same Power of Attorney, and any of the parties hereto may execute this Power of Attorney by signing any such counterpart.